Exhibit 99.1

Columbia Pipeline Group, Inc. Announces Launch of $2.75 Billion Private Placement of Senior Notes

HOUSTON, Texas, May 19, 2015—Columbia Pipeline Group, Inc. (the “Company”), a wholly owned subsidiary of NiSource Inc. (“NiSource”) (NYSE: NI) announced today that, subject to market conditions, it intends to offer $2.75 billion in aggregate principal amount of its senior unsecured notes in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers. The Company expects the senior notes will be issued in separate series. The notes are expected to initially be fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries.

The Company intends to use the net proceeds from the private placement to pay off $1.0252 billion of intercompany debt between the Company and NiSource and to fund a $1.45 billion special dividend to NiSource in connection with its planned separation from NiSource. The Company intends to use the remaining net proceeds for general corporate purposes.

The notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company plans to offer and sell the notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act, and shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

About Columbia Pipeline Group, Inc.

Headquartered in Houston, Texas, Columbia Pipeline Group (CPG) companies own and operate more than 15,000 miles of strategically located natural gas pipelines, integrated with one of the largest underground storage systems in North America. From the Gulf Coast to the Midwest, Mid-Atlantic and Northeast, their systems connect premium natural gas supplies with some of the nation’s strongest energy markets, serving customers in more than 16 states. Approximately 1.3 trillion cubic feet of natural gas flows through CPG pipeline and storage systems each year, providing competitively priced, clean energy for millions of homes, businesses and industries. Information about Columbia Pipeline Group can be found at of its website.

About NiSource Inc.

NiSource Inc., based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries can be found at NiSource’s website.

Forward-Looking Statement

This release may include “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. All statements, other than historical facts included in this release, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

This release contains certain forward-looking statements that are based on current plans and expectations and are subject to various risks and uncertainties. The Company’s business and any offering may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond the Company’s control. These factors include, but are not limited to: delay of, or other negative developments affecting the separation; regulatory approvals or receipt of an affirmative IRS ruling; completion of a review by the SEC of the Form 10 filed by the Company; execution of separation and intercompany agreements; approval of the final terms by NiSource’s board of directors; or inability of the separated businesses to operate independently. For a full discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the Company’s Form 10 and the information included in subsequent filings it makes with the SEC. Material risks that may affect NiSource’s results of operations and financial position appear in Part 1, Item 1A “Risk Factors” of the 2014 Form 10-K. The Company refers you to those discussions for further information.

Source: Columbia Pipeline Group, Inc./NiSource Inc.

Media Contact:

Scott Castleman

304-550-0915

scastleman@nisource.com

or

Investor Relations:

Randy Hulen

Vice President, Investor Relations

219-647-5688

rghulen@nisource.com

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